                                                               Exhibit (10) (bb)


                          DESCRIPTION OF RETIREMENT AGREEMENT BETWEEN
                           SPRINT CORPORATION AND D. WAYNE PETERSON,
                        formerly President National Integrated Services


        The agreement provides that Mr. Peterson will continue to receive his base salary and be able to participate in employee benefit plans as an active employee through December 31, 1998. Mr. Peterson will not incur any early retirement pension reduction penalty. The noncompete period under his Agreement Regarding Special Compensation and Post Employment Restrictive Covenants has been shortened to end December 31, 1998.